Exhibit (a)(23)

EXCELSIOR FUNDS, INC.

ARTICLES SUPPLEMENTARY

Excelsior Funds, Inc., a Maryland corporation having its principal office in the State of Maryland in the City of Baltimore, Maryland (hereinafter called the “Company”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Company is registered as an open-end management investment company under the Investment Company Act of 1940, as amended.

SECOND: Pursuant to Sections 2-208, 2-208.1 and 2-105(c) of the Maryland General Corporation Law and the authority granted to the Board of Directors of the Company (the “Board”) in Article VI of the Company’s Articles of Incorporation, the Board has duly adopted resolutions for the purpose of (a) increasing the total number of shares of common stock that the Company has the authority to issue by seven billion five hundred million (7,500,000,000) shares and classifying and designating such new shares as Class A, Class C and Class Z of the Value and Restructuring Fund, Emerging Markets Fund, Large Cap Growth Fund, Small Cap Fund and Energy and Natural Resources Fund; (b) reclassifying shares of Class K Common Stock – Special Series 1 as the Institutional Shares class of the Large Cap Growth Fund; (c) reclassifying shares of Class J Common Stock – Special Series 1 as the Institutional Shares class of the Core Bond Fund; (d) reclassifying shares of Class O Common Stock – Special Series 1 as the Institutional Shares class of the Emerging Markets Fund; (e) classifying one billion (1,000,000,000) of the Company’s authorized, but unissued and unclassified, shares as Class A Common Stock—Special Series 1; and (f) classifying five hundred million (500,000,000) of the Company’s authorized, but unissued and unclassified, shares as Class N Common Stock.

THIRD: Immediately before the Board approvals set forth in Article SECOND, the Company was authorized to issue thirty-five billion (35,000,000,000) shares of common stock of the Company, par value of one mill ($0.001) per share, having an aggregate par value of thirty-five million dollars ($35,000,000) and designated and classified as follows:

Name of Class of Common Stock	Number of Shares of Common Stock Classified
Class A Common Stock	3,000,000,000

Class A Common Stock - Special Series 1	1,000,000,000

Class B Common Stock	3,000,000,000

Class B Common Stock - Special Series 1	1,000,000,000

Class C Common Stock	750,000,000

Class C Common Stock - Special Series 1	1,000,000,000

Class C Common Stock - Special Series 2	500,000,000

Name of Class of Common Stock	Number of Shares of Common Stock Classified
Class D Common Stock	375,000,000

Class D Common Stock - Special Series 1	375,000,000

Class F Common Stock	875,000,000

Class F Common Stock - Special Series 1	500,000,000

Class G Common Stock	2,000,000,000

Class G Common Stock - Special Series 1	500,000,000

Class H Common Stock	500,000,000

Class H Common Stock - Special Series 1	500,000,000

Class I Common Stock	500,000,000

Class I Common Stock - Special Series 1	500,000,000

Class J Common Stock	500,000,000

Class J Common Stock - Special Series 1	500,000,000

Class K Common Stock	500,000,000

Class K Common Stock - Special Series 1	500,000,000

Class L Common Stock	500,000,000

Class L Common Stock - Special Series 1	500,000,000

Class M Common Stock	500,000,000

Class M Common Stock - Special Series 1	500,000,000

Class N Common Stock	500,000,000

Class N Common Stock - Special Series 1	500,000,000

Class N Common Stock - Special Series 2	500,000,000

Class O Common Stock	500,000,000

Class O Common Stock - Special Series 1	500,000,000

Class Q Common Stock	500,000,000

Class Q Common Stock - Special Series 1	500,000,000

Class S Common Stock	500,000,000

Class S Common Stock - Special Series 1	500,000,000

Class T Common Stock	500,000,000

Class T Common Stock - Special Series 1	500,000,000

Name of Class of Common Stock	Number of Shares of Common Stock Classified
Class T Common Stock - Special Series 2	500,000,000

Class U Common Stock	500,000,000

Class U Common Stock - Special Series 2	500,000,000

Class V Common Stock	500,000,000

Class W Common Stock	1,000,000,000

Unclassified	5,625,000,000

FOURTH: Upon filing for record these Articles Supplementary, the Company has the authority to issue forty-two billion five hundred million (42,500,000,000) shares of common stock of the Company, par value of one mill ($0.001) per share, having an aggregate par value of forty-two million five hundred thousand dollars ($42,500,000) and designated and classified as follows:

Name of Class of Common Stock	Number of Shares of Common Stock Classified
Class A Common Stock	3,000,000,000

Class A Common Stock - Special Series 1	2,000,000,000

Class B Common Stock	3,000,000,000

Class B Common Stock - Special Series 1	1,000,000,000

Class C Common Stock	750,000,000

Class C Common Stock - Special Series 1	1,000,000,000

Class C Common Stock - Special Series 2	500,000,000

Class D Common Stock	375,000,000

Class D Common Stock - Special Series 1	375,000,000

Class F Common Stock	875,000,000

Class F Common Stock - Special Series 1	500,000,000

Class G Common Stock	2,000,000,000

Class G Common Stock - Special Series 1	500,000,000

Class H Common Stock	500,000,000

Class H Common Stock - Special Series 1	500,000,000

Class I Common Stock	500,000,000

Class I Common Stock - Special Series 1	500,000,000

Name of Class of Common Stock	Number of Shares of Common Stock Classified
Class J Common Stock	500,000,000

Class K Common Stock	500,000,000

Class L Common Stock	500,000,000

Class L Common Stock - Special Series 1	500,000,000

Class M Common Stock	500,000,000

Class M Common Stock - Special Series 1	500,000,000

Class N Common Stock	1,000,000,000

Class N Common Stock - Special Series 1	500,000,000

Class N Common Stock - Special Series 2	500,000,000

Class O Common Stock	500,000,000

Class Q Common Stock	500,000,000

Class Q Common Stock - Special Series 1	500,000,000

Class S Common Stock	500,000,000

Class S Common Stock - Special Series 1	500,000,000

Class T Common Stock	500,000,000

Class T Common Stock - Special Series 1	500,000,000

Class T Common Stock - Special Series 2	500,000,000

Class U Common Stock	500,000,000

Class U Common Stock - Special Series 2	500,000,000

Class V Common Stock	500,000,000

Class W Common Stock	1,000,000,000

Core Bond Fund - Institutional Shares class	500,000,000

Large Cap Growth Fund - Institutional Shares class	500,000,000

Large Cap Growth Fund - Class A Shares	500,000,000

Large Cap Growth Fund - Class C Shares	500,000,000

Large Cap Growth Fund - Class Z Shares	500,000,000

Emerging Markets Fund - Institutional Shares class	500,000,000

Emerging Markets Fund - Class A Shares	500,000,000

Emerging Markets Fund - Class C Shares	500,000,000

Name of Class of Common Stock	Number of Shares of Common Stock Classified
Emerging Markets Fund - Class Z Shares	500,000,000

Value and Restructuring Fund - Class A Shares	500,000,000

Value and Restructuring Fund - Class C Shares	500,000,000

Value and Restructuring Fund - Class Z Shares	500,000,000

Small Cap Fund - Class A Shares	500,000,000

Small Cap Fund - Class C Shares	500,000,000

Small Cap Fund - Class Z Shares	500,000,000

Energy and Natural Resources Fund - Class A Shares	500,000,000

Energy and Natural Resources Fund - Class C Shares	500,000,000

Energy and Natural Resources Fund - Class Z Shares	500,000,000

Unclassified	4,125,000,000

FIFTH: The total number of shares of common stock that the Company has the authority to issue has been increased by, and such shares have been duly authorized and classified by, the Board pursuant to authority and power contained in Section 2-105(c) of the Maryland General Corporation Law and the Company’s Articles of Incorporation.

SIXTH: The Institutional Shares class of the Large Cap Growth Fund, Core Bond Fund and Emerging Markets Fund and the additional shares of Class A Common Stock – Special Series 1 and Class N Common Stock classified pursuant to the resolutions set forth in Article SECOND have been classified by the Board pursuant to authority and power contained in the Company’s Articles of Incorporation, and shall have all the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in the Company’s Articles of Incorporation.

IN WITNESS WHEREOF, EXCELSIOR FUNDS, INC. has caused these Articles Supplementary to be signed in its name and on its behalf by its President and attested by its Secretary as of the 27th day of September, 2007.

EXCELSIOR FUNDS, INC.

	By:	/s/ Christopher L. Wilson
Christopher L. Wilson
President

Attest:

/s/ James R. Bordewick, Jr.
James R. Bordewick, Jr.
Secretary

THE UNDERSIGNED, President of EXCELSIOR FUNDS, INC., who executed on behalf of said corporation the foregoing Articles Supplementary of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles Supplementary to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth herein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

/s/ Christopher L. Wilson
Christopher L. Wilson
President